Exhibit 99.1

Worksport (NASDAQ: WKSP) Achieves 35% May Gross Margin, Lands Meyer Distribution, Targets $36M+ Revenue Run-Rate

Company announces three major operating inflections: preliminary May record breaking gross margin of approximately 35% (up 660 Basis Points), a new Meyer Distributing relationship, , and a $36M+ 12-month revenue opportunity supported by accelerating B2C and B2B growth.

The announcement follows last week’s premium-priced direct investment and highlights the distribution scale, margin expansion, and revenue drivers that management believes lead the Company’s path toward near-term operational cash-flow positivity.

West Seneca, New York, June 22, 2026 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based innovator and manufacturer of hybrid and clean energy solutions primarily for the light truck, overlanding, and global consumer goods markets, today announced three new commercial and operational developments that management believes mark a potential inflection point in Worksport’s 2026 growth plan.

The Company announced that it has secured Meyer Distributing as a new national distribution partner, achieved 35% gross margin in May 2026 (up from 28.4% in Q1 2026), and is now targeting a $36 million+ 12-month revenue opportunity supported by increasing B2C activity, expanding B2B distribution, newly launched products, and improving operating leverage.

The announcement follows Worksport’s recently completed premium-priced direct investment, which the Company believes reflected investor confidence in its strategic direction. With annualized revenue currently tracking above $20 million and momentum continuing to build during the second quarter, management believes the Company is entering the second half of 2026 with a significantly stronger commercial and operating foundation.

Preliminary May Gross Margin Reaches Approximately 35%

Worksport today announced that it achieved approximately 35% gross margin in May 2026, representing a new record margin metric for the company, based on preliminary unaudited internal results. This represents continued margin improvement from approximately 11% gross margin in December 2024 and approximately 30% gross margin in December 2025. Gross margin has increased despite U.S. aluminum prices rising approximately 50% in two years. Management believes any future decline in aluminum prices could provide additional gross margin expansion. .

Management believes the improvement reflects continued progress in production efficiency, cost discipline, pricing strength, and operating scale. The margin milestone is important because, at higher gross margins, each incremental dollar of revenue can contribute more meaningfully toward covering fixed operating costs.

Management estimates that, assuming an approximate 35% gross margin level, Worksport would need to generate roughly $9 million in quarterly revenue to achieve operational cash-flow positivity. Worksport continues to target initial operational cash-flow positivity within 2026, supported by increased sales velocity and gross margins, expanding B2B distribution, ongoing B2C demand, and execution across its product portfolio.

New Meyer Distributing Relationship Expands Worksport’s B2B Reach

Worksport also announced that it has secured Meyer Distributing as its first multinational distribution partner and has received an initial purchase order for Worksport tonneau covers. Meyer Distributing is one of North America’s leading automotive aftermarket wholesale distribution networks, serving dealers across the United States, Canada, and international markets with over 3.5 million sq. ft. of warehouse space. Meyer was also recognized by the Specialty Equipment Market Association (SEMA) as Warehouse Distributor of the Year in 2010, 2015, and 2017.

For Worksport, the Meyer relationship represents more than an initial order. It marks a significant B2B milestone that gives the Company access to a larger base of recurring orders from thousands of dealers, installers, and aftermarket resellers across USA and Canada, at a time when Worksport is expanding production, launching new products, and targeting meaningful revenue growth in 2026.

The Company believes the addition of Meyer–combined with recently announced Tri-State Enterprises traction and existing wholesale and dealer relationships including Patriot Auto, and Worksport’s expanding dealer network–strengthens its commercial platform and supports a larger recurring revenue opportunity as Worksport products move through established aftermarket sales channels.

$36M+ Annualized Revenue Opportunity Supported by B2C and B2B Growth

Worksport’s B2C activity is currently tracking near approximately $1 million per month, or approximately $12 million annualized. Separately, B2B sales were recently tracking near approximately $0.7 million per month, or approximately $8.4 million annualized.

With the addition of Meyer Distributing, recent Tri-State momentum, existing channel relationships, and continued dealer network expansion, management believes B2B annualized revenue potential can expand toward $24 million or more over the next 12 months following activation and ramp-up of these relationships.

When combined with current B2C activity, this supports a total annualized revenue opportunity of approximately $36 million or more. Management believes this opportunity aligns with Worksport’s previously stated near-term cash-flow positivity goals and reflects a more scalable commercial base than the Company had entering the year.

CEO Commentary

“We believe Worksport is entering a very different phase of the business,” said Steven Rossi, Founder and Chief Executive Officer of Worksport. “Last week’s investment reflected external confidence in our direction. Today’s update demonstrates an operating foundation: expanding distribution, improving gross margins, compelling B2C activity, and a clear revenue path toward near-term operational cash-flow positivity.”

Mr. Rossi added, “The Meyer relationship is an important step for our B2B strategy. Meyer is a respected name in automotive aftermarket distribution, and we believe its reach can help Worksport products move through a much larger dealer and installer network over time. Combined with Tri-State, Patriot Auto, AllPro, our expanding dealer base, and our new Nexus cover, we believe the commercial architecture needed to scale is coming together.”

Mr. Rossi concluded, “At approximately 35% gross margin, Worksport looks very different than it did a year ago. Each additional dollar of revenue has more potential impact. Our objective remains clear: increase sales velocity, expand margins, convert inventory, grow distribution, and pursue initial operational cash-flow positivity within 2026. We believe the inflection point we have been working toward is beginning to take shape.”

Worksport intends to continue updating shareholders as B2B onboarding, distributor sell-through, NEXUS adoption, margin progression, and overall revenue conversion progress through 2026.

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Contacts

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 ext. 128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Connect with Worksport Chief Executive Officer, Steven Rossi

Steven Rossi X (Twitter)

Steven Rossi LinkedIn

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

Connect with Worksport

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Forward-Looking Statements

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